Exhibit 10.24
[FORM OF]

HEALTHCARE REALTY HOLDINGS, L.P.
LTIP SERIES C UNIT AWARD AGREEMENT

THIS LTIP SERIES C UNIT AWARD AGREEMENT (this “Agreement”) is entered into and effective as of ____________ (the “Award Date”), by and among (i) Healthcare Realty Holdings, L.P., a Delaware limited partnership (the “Partnership”), (ii) Healthcare Realty Trust Incorporated, a Maryland corporation and the Partnership’s general partner (the “Company”), and (iii) ____________ (the “Grantee”) and sets forth certain terms and conditions of the LTIP Partnership Units hereby being issued to the Grantee.

R E C I T A L S
WHEREAS, the Grantee is an employee of the Company and provides services to or for the benefit of the Partnership;

WHEREAS, the Company and the Partnership desire that LTIP Series C Units of the Partnership (“Series C Units”) be issued to the Grantee in consideration for the Grantee’s services to or for the benefit of the Company and the Partnership; and

WHEREAS, the Series C Units being issued to the Grantee pursuant to this Agreement, and any LTIP Series D Units (“Series D Units”) or Common Series B Units to which they may be converted, are intended to be a “profits interest” in the Partnership within the meaning of Rev. Proc. 93-27 and Rev. Proc. 2001-43.
NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1.Partnership Agreement; Company Stock Plan. The Partnership is governed by a Second Amended and Restated Agreement of Limited Partnership dated as of July 20, 2022 (as it may be amended from time to time, the “Partnership Agreement”), which sets forth the rights and obligations of the partners of the Partnership with respect to their interests in the Partnership. The Series C Units being issued pursuant to this Agreement have been established as an equity incentive pursuant to the Partnership Agreement and approved by the Company in its capacity as the General Partner of the Partnership. To the extent the Grantee has not previously executed and delivered a counterpart to the Partnership Agreement, concurrently herewith, the Grantee shall promptly deliver to the Partnership an executed joinder to the Partnership Agreement in the form attached hereto as Exhibit A, pursuant to which the Grantee shall become a partner of the Partnership and subject to all of the terms and conditions of the Partnership Agreement. The Series C Units being issued pursuant to this Agreement are also being issued pursuant to an award granted by the Company under its Amended and Restated 2006 Incentive Plan (the “Company Stock Plan”). In addition to the terms and conditions of this Agreement, the Series C Units being issued pursuant to this Agreement are also subject to the terms and conditions of the Partnership Agreement and the Company Stock Plan (as amended and/or superseded), any employment agreement between the Company and Grantee (the “Employment Agreement”), and any applicable rules or policies adopted by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) (including, without limitation, any “clawback” rule or policy), and any provisions of applicable law or regulation including any rules promulgated by the New York Stock Exchange. Capitalized terms used in this Agreement without definition shall have the same meanings as in the Partnership Agreement. For the sake of clarity, the Award shall be deemed to be an “award under the Incentive Plans” and “equity compensation under the Incentive Plans” as those phrases are used in the Employment Agreement.

2. Grant. The Partnership hereby issues to the Grantee ________ Series C Units in the Partnership (the “Award”) with respect to the performance period beginning on _________ and ending on ____________ (the “Performance Period”). The Grantee’s initial Capital Account with respect to such Series C Units shall equal zero (0), and if, immediately after the Award, the Partnership sold all of its assets for cash equal to their fair market value, paid all of its liabilities (limited, however, in the case of nonrecourse liabilities to the fair market value of the assets securing such liabilities) and liquidated, distributing any remaining cash to the partners of the Partnership pursuant to Section 13.2 of the Partnership Agreement, the Grantee’s share of such distribution with respect to the Series C Units subject to the Award would be equal to zero (0). The Series C Units subject to the Award shall be entitled to the distribution and participation rights set forth in the Partnership Agreement, until (x) forfeiture or (y) conversion to Series D Units pursuant to paragraph 3 below. Following conversion of the Series C Units to Series D Units pursuant to paragraph 3 below (if at all), any Series D Units subject to this Award shall be entitled to the distribution and participation rights set forth in the Partnership Agreement, until (x) forfeiture or (y) conversion to Common Series B Units. Any Series D Units that vest pursuant to the terms of this Agreement and meet the other conditions specified in the Partnership Agreement shall automatically be converted into Common Series B Units of the Partnership, and at the request of the holder, such Common Series B Units may be converted into shares of the Company’s Class A common stock (“Company Common Stock”) if the Company consents, such conversion in each case being subject to the terms and provisions of the Partnership Agreement. Series C Units and Series D Units are also subject to redemption pursuant to Sections 4.1(e) and 8.7 of the Partnership Agreement.

3. Conversion and Vesting. Except as expressly provided in and subject to Section 5 below, the number of LTIP Partnership Units ultimately earned under the Award shall be determined in accordance with Exhibit B hereto based on whether the Company has attained the pre-established goals during the Performance Period. The determination as to whether and to what extent the Company has attained the performance goals in Exhibit B shall be made by the Compensation Committee no later than 60 days following the end of the Performance Period. Upon the Compensation Committee’s determination of actual performance (“the Determination Date”), the Series C Units earned, if any, shall be automatically converted to [vested/unvested] Series D Units, effective as of the first business day following the expiration of the Performance Period, without the necessity of further action on the part of Grantee. Any Series C Units not earned based on the performance goals shall be forfeited and not converted to Series D Units. Effective as of the Determination Date, the Series C Units that are converted to Series D Units shall receive a one-time distribution equal to the difference between (i) the amount that such Series C Units would have received since the Award Date if each converted Series C Unit had been a Series D Unit and (ii) the amount such Series C Units (converted and unconverted) actually received since the Award Date (the “Catch-Up Distribution”). The Series D Units so converted shall vest and become Vested LTIP Partnership Units following the completion of a “Restricted Period” that will commence on ____________ and ends on the earlier of: [If unvested, the vesting period will be determined by the Compensation Committee.]

4. No Rights to Continued Employment. Nothing contained in this Agreement or the Partnership Agreement constitutes a continued employment or service commitment by the Company, the Partnership or any of their respective affiliates; affects the Grantee’s status as an employee of the Company who is subject to termination without cause; confers upon the Grantee any right to remain employed by or in service to the Company, the Partnership, or any of their respective affiliates; interferes in any way with the right of the Company, the Partnership, or any of their respective affiliates at any time to terminate such employment or service; or affects the right of the Company, the Partnership, or any of their respective affiliates to increase or decrease the Grantee’s other compensation.

5. Termination of Employment.
a.Prior to Determination Date. In the event of Grantee’s termination of employment with the Company prior to the Determination Date, vesting of the Series C Units subject to the Award shall be governed by the Employment Agreement. If the event of termination prior to the Determination Date results in a vesting of outstanding equity awards under the Employment Agreement, Grantee will be entitled to the number of Series D Units that Grantee would have received had the Series C Units subject to the Award converted to Series D Units at the “Target” level set forth in Exhibit B, the termination date shall be the Vesting Date for purposes of such Series D Units pursuant to the Partnership Agreement, and all remaining Series C Units subject to the Award will be forfeited. Such Series D Units shall be deemed Vested LTIP Partnership Units and Grantee shall be entitled to payment of the Catch-Up Distribution on such Vested LTIP Partnership Units through the date of termination. If the event of termination would not result in vesting of outstanding equity awards under the Employment Agreement, the Award shall be automatically terminated and cancelled in full, effective as of the date of termination of employment.
b. During Restricted Period. In the event of Grantee’s termination of employment with the Company after the Determination Date but prior to the end of each Restricted Period, the unvested Series D Units subject to the Award that do not vest in connection with such termination event shall be automatically terminated and cancelled in full, effective as of the date of termination of employment.

6. Forfeiture of LTIP Partnership Units. If any Series C Units or Series D Units are forfeited as a result of any of the provisions of this Agreement, neither the Company nor the Partnership will have any obligation to make payment with respect to the forfeited units except to remit to the Grantee the following amount (if positive) for each such forfeited unit: (i) the Grantee’s aggregate capital contributions made (or deemed made pursuant to Section 4.1(c) of the Partnership Agreement) with respect to such unit, minus (ii) the aggregate amount of Losses allocated to such unit (but only to the extent that such Losses exceed the aggregate amount of Profits allocated to such unit), minus (iii) the aggregate distributions made with respect to such unit. Upon a forfeiture of LTIP Partnership Units, the Grantee shall have no other rights with respect to such units other than the right to receive the payment (if any) due in respect thereto pursuant to the immediately preceding sentence.

7. Restrictions on Transfer. In addition to the transfer restrictions contained in Article XI of the Partnership Agreement and Section 13.3 of the Company Stock Plan, prior to the time that the LTIP Partnership Units subject to the Award become vested in accordance with the terms hereof, neither the LTIP Partnership Units subject to the Award, nor any interest therein nor any amount payable in respect thereof, may be Transferred, provided that such transfer restrictions shall not apply to (a) transfers to the Company or the Partnership, or (b) transfers by will or the laws of descent and distribution. After the LTIP Partnership Units subject to the Award have become vested, such LTIP Partnership Units may be transferred only in accordance with the terms of the Partnership Agreement.

8. Compliance; Application of Securities Laws. This Agreement and the offer, issuance and delivery of the LTIP Partnership Units subject to the Award or other securities and/or the payment of money under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under this Agreement will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company or the

Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements.

9. Investment Representations. The Grantee acknowledges that the LTIP Partnership Units subject to the Award are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based in reliance upon exemptions from registration promulgated under the Securities Act, and in reliance upon comparable exemptions from registration under applicable state securities laws, as each may be amended from time to time. By execution of this Agreement and in order to induce the Company and the Partnership to issue the LTIP Partnership Units subject to the Award, the Grantee makes the representations set forth below to the Company and the Partnership and acknowledges that the reliance of the Company and the Partnership on federal and state securities law exemptions from registration and qualification is predicated, in part, on the accuracy of such representations.
a.No Intent to Sell. The Grantee represents that he or she is acquiring the LTIP Partnership Units subject to the Award solely for his or her own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the LTIP Partnership Units subject to the Award within the meaning of the Securities Act or other applicable state securities laws.
b. No Reliance on the Company or the Partnership. In evaluating the merits and risks of an investment in the LTIP Partnership Units, the Grantee represents that he or she has and will rely upon the advice of his or her own legal counsel, tax advisors, and/or investment advisors.
c. Relationship to and Knowledge about the Company and the Partnership. The Grantee represents that he or she is knowledgeable about the Company and the Partnership and has a preexisting personal and business relationship with the Company and the Partnership. As a result of such relationship, the Grantee is familiar with, among other characteristics, the business and financial circumstances of the Company and the Partnership and has access on a regular basis to and may request balance sheet and income statement of the Company and the Partnership setting forth information material to financial condition, operations and prospects of the Company and the Partnership.
d. Risk of Loss. The Grantee understands that any value that the LTIP Partnership Units subject to the Award may have depends on an increase in the value of the Partnership after the Award Date and that any investment in securities of a closely held private entity such as the Partnership is non-marketable, non-transferable and could require the Grantee’s capital to be invested for an indefinite period of time, possibly without return and at risk of loss.
e. Restrictions on LTIP Partnership Units. The Grantee represents that he or she understands that the LTIP Partnership Units subject to the Award (both before and after such LTIP Partnership Units convert and vest) are and will be characterized as “restricted securities” under the federal securities laws since the interests are being acquired from the Partnership in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Grantee acknowledges being familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and represents that the Grantee understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities laws.
f. Additional Restrictions. The Grantee represents that he or she has read and understands the restrictions and limitations imposed on the LTIP Partnership Units subject to the Award hereunder and under the Partnership Agreement.
g. No Oral Representations. The Grantee represents that at no time was an oral representation made to him or her relating to the acquisition of the LTIP Partnership Units subject to the Award and that he or she was not presented with or solicited by any promotional meeting or material relating to such LTIP Partnership Units.
h. Partnership Agreement; Company Stock Plan. The Grantee acknowledges receipt of the Partnership Agreement and the Company Stock Plan. The Grantee further acknowledges that he or she has carefully read and understands this Agreement, the Partnership Agreement and the Company Stock Plan, as well as the Prospectus for the Company Stock Plan, and that he or she has had a sufficient amount of time to consult with his or her own legal, tax, financial and other advisors regarding the LTIP Partnership Units subject to the Award and these documents and his or her obligations and potential obligations as a holder of the LTIP Partnership Units.
i.Commitment. The Grantee represents that he or she has adequate means of providing for his or her current needs and personal and family contingencies. The Grantee represents that he or she is financially able to bear the economic risk of holding the LTIP Partnership Units subject to the Award (and incurring obligations as a partner of the Partnership) for an indefinite period.
j. Sophistication. The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of holding the LTIP Partnership Units subject to the Award and of making an informed investment decision with respect to the acceptance of the Award.
k. Accredited Investor. The Grantee represents that he or she is an “accredited investor” as that term is defined in Section 501(a) under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. The Grantee acknowledges understanding that he or she is generally considered an accredited investor under federal securities laws only if one of the following circumstances applies: (i) the Grantee’s individual net worth (or joint net worth with his or her spouse) exceeds $1,000,000, (ii) the Grantee had individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of the two most recent years, and the Grantee (or the Grantee and his or her spouse) has a reasonable expectation of reaching the same income level in the current year, or (iii) the Grantee is a director or executive officer of the Company or the Partnership.

10. Profits Interest Treatment. In accordance with Rev. Proc. 2001-43, the Partnership intends treat the Grantee as the owner of the LTIP Partnership Units subject to the Award from the Award Date, and intends to file the Partnership’s tax returns and issue any appropriate Schedules K-1 to the Grantee. The Grantee agrees to take into account his or her distributive share of the Partnership’s net income and net losses in computing his or her U.S. federal income tax liability for the entire period during which the Grantee holds the LTIP Partnership Units subject to the Award. The provisions of this Section 10 shall be construed in accordance with Section 4 of Rev. Proc. 2001-43.

11. Taxes. The Company and the Partnership shall have the right to require the Grantee to pay or provide for the payment of any amounts the Company or the Partnership is required to withhold or make payments to any taxing authority or other governmental entity with respect to the LTIP Partnership Units subject to the Award. The Partnership shall also have the right to withhold from the Grantee with respect to the LTIP Partnership Units subject to the Award as set forth in Section 10.5 of the Partnership Agreement.

12. Notices. Any notice to be given under the terms of this Agreement shall be given in accordance with Section 15.1 of the Partnership Agreement.

13 Further Assurances. Each of the parties hereto shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

14. Modifications, Amendments and Waivers. This Agreement may not be amended, modified or altered except by a written agreement signed by the Company, the Partnership and the Grantee. The Company and the Partnership may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the

Grantee hereunder or under the Partnership Agreement or the Company Stock Plan, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

15. Entire Agreement. The Partnership Agreement, the Employment Agreement, the Company Stock Plan, this Agreement and the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein are intended to embody the final, complete and exclusive agreement among the Company, the Partnership and the Grantee with respect to the Grantee’s acquisition of the Series C Units subject to the Award and conversion of such Series C Units into any other securities, are intended to supersede all prior agreements, understandings and representations, written or oral, with respect thereto, and may not be contradicted by evidence of any such prior or contemporaneous agreements, understandings or representations, whether written or oral. In the event of an inconsistency between this Agreement, the Employment Agreement, and the Company Stock Plan, this Agreement shall be controlling.

16. Governing Law. This Agreement will be governed by, construed under and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflict of laws principles.

17. Dispute Resolution. The parties agree that the arbitration provisions of Section 8.7 of the Employment Agreement shall govern the resolution of any dispute or disagreement between the parties with respect to this Agreement.

18. Binding Effect. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, permitted assigns and legal representatives. Except as expressly provided herein or in the Partnership Agreement and in the Company Stock Plan, the rights and obligations of the Grantee created hereby are non-assignable.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Electronic or facsimile counterpart signatures to this Agreement shall be binding and enforceable.

20. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

21. Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of law to the contrary.

22. Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

23. Clawback Policy. The LTIP Partnership Units subject to the Award, and any securities that may issued pursuant to the conversion of such LTIP Partnership Units, are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the LTIP Partnership Units or other cash, securities or property received with respect to the LTIP Partnership Units (including any value received from a disposition of the LTIP Partnership Units or such other securities or property).

24. Section 83(b) Election; No Advice Regarding Grant. The Grantee hereby acknowledges that it is the Grantee’s sole responsibility (and not the Partnership’s or the Company’s) to file timely the election under Section 83(b) of the Code. The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Award (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Company or the Partnership, nor any of their respective officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. Except for the withholding rights set forth in Section 11 above, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Award.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

“Company”

HEALTHCARE REALTY TRUST INCORPORATED
a Maryland corporation

By:

Name:

Title:

“Partnership”

HEALTHCARE REALTY HOLDINGS, L.P.
a Delaware limited partnership

By: Healthcare Realty Trust Incorporated
Its: General partner

By:

Name:

Title:

“Grantee”

EXHIBIT A
JOINDER TO PARTNERSHIP AGREEMENT

The undersigned, desiring to become one of the within named Limited Partners of Healthcare Realty Holdings, L.P., a Delaware limited partnership, hereby becomes a party to the Second Amended and Restated Agreement of Limited Partnership of Healthcare Realty Holdings, L.P. dated as of July 20, 2022, as amended through the date hereof (the “Partnership Agreement”).
The undersigned constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact, and each of those acting singly, in each case with full power of substitution, as the undersigned’s true and lawful agent and attorney-in-fact, with full power and authority in the undersigned’s name, place, and stead to carry out all acts described in Section 2.6(a) of the Partnership Agreement, such power of attorney to be irrevocable and a power coupled with an interest pursuant to Section 2.6(b) of the Partnership Agreement.
The undersigned agrees that this joinder and signature page may be attached to any counterpart of the Partnership Agreement.

Signature

Printed Name:

Date:
Address of Limited Partner:

EXHIBIT B
[Performance targets to be determined by the Compensation Committee.]